                                                                    EXHIBIT 10.6

                            SECOND AMENDMENT TO THE
                           SIXTH AMENDED AND RESTATED
                           SAVINGS AND INVESTMENT PLAN

         WHEREAS, Sterling Chemicals, Inc. (the "Corporation") currently maintains its Sixth Amended and Restated Saving and Investment Plan (the "Existing Plan");

         WHEREAS, Section 16.01 of the Existing Plan reserves the right of the Corporation to amend the Existing Plan; and

         WHEREAS, the Corporation desires to amend the Existing Plan to fully vest certain participants who will be transferred to an unrelated third party;

         NOW, THEREFORE, the Existing Plan is hereby amended, effective as of the execution date, as follows:

         Section 1. Amendment of definition of "Vesting Percentage" in Section
1.03 of the Existing Plan. The definition of "Vesting Percentage" in Section
1.03 is amended to add the following paragraph at the end:

         "Notwithstanding the vesting schedule described above, each Eligible Employee who is active on the payroll of Sterling Fibers, Inc., Sterling Pulp Chemicals US, Inc., or Sterling Pulp Chemicals, Inc. (collectively, the "Subsidiaries") on the date in December 2002 that the Subsidiaries are sold to an unrelated third party shall be fully vested as of the sale date."

         IN WITNESS WHEREOF, this amendment has been executed on this _______ day of _________, 2002.

                                         STERLING CHEMICALS, INC.

                                         _______________________________________
                                         David G. Elkins, President and Co-Chief
                                               Executive Officer